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                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
                 Computation of Earnings Per Common Share (EPS)
                      (in thousands, except per share data)



                                                                             Three Months Ended
                                                                                 March 31,
                                                                          -----------------------
                                                                           1999(a)     1998(a)(b)
                                                                          ---------   -----------
Basic Earnings:

Net income                                                                $ 27,807       $ 20,406
                                                                          --------       --------
                                                                          --------       --------

Shares
  Weighted average number of common
      shares outstanding                                                    90,526         88,114
                                                                          --------       --------
                                                                          --------       --------

      Basic earnings per common share                                     $   0.31       $   0.23
                                                                          --------       --------
                                                                          --------       --------

Diluted Earnings:

Net income                                                                $ 27,807       $ 20,406
                                                                          --------       --------
                                                                          --------       --------

Shares
  Weighted average number of common
      shares outstanding                                                    90,526         88,114
  Additional shares assuming conversion of
      stock options and stock warrants                                         355            971
                                                                          --------       --------
  Average common shares outstanding
       as adjusted                                                          90,881         89,085
                                                                          --------       --------
                                                                          --------       --------

      Diluted earnings per common share                                   $   0.31       $   0.23
                                                                          --------       --------
                                                                          --------       --------



(a) The $345,000,000 of 5.0% Convertible Subordinated Notes due 2007 that are convertible into 8,712,121 shares at $39.60 per share were outstanding during the three months ended March 31, 1999 and 1998 but were not included in the computation of diluted EPS because the impact was anti-dilutive.

(b) The consolidated financial statements have been restated as of and for the three months ended March 31, 1998 to include the financial position and results of operations of CompScript, Inc. and IBAH, Inc., both acquired in June 1998 pooling-of-interests transactions.


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